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                                                                     Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-10 of our report dated February 5, 2003, except as to Note 20 which is as of April 28, 2003 and Note 11 which is as of August 6, 2003, relating to the consolidated financial statements of Hydrogenics Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Toronto, Ontario

January 9, 2004